Exhibit 77a(3)


                   AMENDMENT NO. 2 TO DECLARATION OF TRUST OF
                          ING SEPARATE PORTFOLIOS TRUST

                              Name Change of Series

                             Effective: May 1, 2007


      THIS AMENDMENT NO. 2 TO THE DECLARATION OF TRUST OF ING SEPARATE PORTFOLIOS TRUST, a Delaware statutory trust (the "Trust"), dated March 2, 2007, as amended (the "Declaration of Trust"), reflects resolutions adopted by the Written Consent of the Sole Trustee of the Trust on May 1, 2007, with respect to ING SPorts Plus Fixed Income Fund, a series of the Trust (the "Fund"), acting pursuant to Article III, Section 6 and Article X, Section 1 of the Declaration of Trust of the Trust. The resolution serves to change the name of the Fund, effective May 1, 2007.
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                          ING SEPARATE PORTFOLIOS TRUST

                             SECRETARY'S CERTIFICATE

      I, Theresa K. Kelety, Assistant Secretary of ING Separate Portfolios Trust (the "Trust"), do hereby certify that the following is a true copy of resolutions duly adopted by the Written Consent of the Sole Trustee of the Trust on May 1, 2007 with regard to the name change of one series of the Trust:

      WHEREAS, Article III, Section 6 and Article X, Section 1 of the Trust's Declaration of Trust dated March 2, 2007, as may be amended (the "Declaration of Trust") provides that the Trustees may amend the Declaration of Trust, as they deem proper.

      RESOLVED, that the change in name from "ING Sports Plus Fixed Income Fund" to "ING Sports Core Plus Fixed Income Fund," or a substantially similar name be, and it hereby is, approved and the officers of the Trust be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an amendment to the Declaration of Trust to change the name of the Fund, to be effective on a date deemed appropriate by the officers of the Trust; and

      FURTHER RESOLVED, that the officers of the Trust be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect such name change, including, but not limited to the SEC, an amendment to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of renaming the Fund; and to prepare and file such amendment to the Registration Statement in such form as may be approved by such officers and counsel.



                                    ------------------------------------
                                    Theresa K. Kelety
                                    Assistant Secretary


Dated:
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